Exhibit 10.5

Terms & Conditions:

1	Subject to the terms and conditions of this contract, we will complete our work stated in the quotation within ( ) working days after commencement of work.

2	We will commence our works on ( ) provided that we will be allowed to enter your premises on that date and necessary approvals have been obtained. Otherwise, the work schedule and the completion date will be postponed accordingly.

The payment of our contract sum (                          ) shall be made to us in the following manner:-

*(    )% deposit upon signing of this contract;

*(    )% deposit upon half of work completion;

*(    )% deposit upon seven days before completion date;

*Balance within seven days after completion date.

We will complete the work in accordance with reasonable and generally acceptable standard in the trade.

3	We will charge a coordination & supervision fee in the amount of ( )% on the total final contract sum for the following items (which will be done by other nominated contractors)

a)	Air-condition

b)	Fire Service

c)	Electrical Work

d)	System Furniture's

e)	Tel/ Computer System

4	Items not mentioned in the quotation are excluded.

5	You must choose the materials and colours for all quoted items on or before ( ) (year).

6	If you fail to give prompt decision to us on the materials or colours of any items, or you have asked for any additional items or have made any changes or alternations to the agreed items or the agreed design etc. during the renovation period, extra working days will be required and the completion date will be postponed accordingly.

7	We reserve our right to substitute materials of comparable quality for the selected materials if the selected materials are our stock or otherwise not available by reasons beyond our control. All the material should be approved by the client.

8	We submit all agreed plans and drawings to the landlord, management company or other related party for their approval after signing of this contract.

9	Any defects of our work which appear within a period of ( ) months from the completion date and which are caused solely by faulty materials or workmanship shall be made good by us. However, we will not be responsible for any defects or faults caused by your improper use, omission or negligence.

10	Any variation, additions or changes to the works of this contract will be charged additionally.

11	The above quoted unit rate is applicable to any variation works. The unit rate for additional works shall be negotiated. Separate variation order(s) must be signed and the relevant deposit must be paid before we commence any additional works.

12	If you default in payment of any of our contract sum at any stage stated in Clause 2 above for more than ( ) days, then, without prejudice to our other rights and remedies, we are entitled to stop our work immediately until your payment is received. In such event, the completion date will be postponed accordingly.

13	You have to accept that there will be some inherent variations in colour or pattern of materials such as wood, marble, granite, etc. which are natural materials. Also, there may be some variations in colour or pattern for wall paper, carpet or fabrics, etc. We therefore cannot guarantee the finished items will match exactly with the samples.

14	Save as expressly provided in this contract, we are not responsible to modify or improve the conditions of any of the existing fittings and finishes of the premises left by the previous tenant or provided by the landlord or the management company.

15	The copyright of all the design and drawings provided by us shall remain vested within us. You shall not make copies of the design or drawings nor shall use the same in connection with works without our prior written approval.

16	The completion date can be extended for va reasonable period having regard to delays caused by any one or more of the following reasons:

a)	Typhoon signal no.8 or higher or the Black Rainstorm Signal is hoisted;

b)	Your change of instructions or variations or additions on the work affecting the work schedule;

c)	Delay in the progress of the work caused by your nominated contractors;

d)	Delay in the progress of the work is caused by the part of nominated contractors as a direct result of Client failing to make the relevant terms of payment;

e)	Fire or other accidents beyond our control;

f)	Suspension of power supply or lift services in the building, or other similar situation;

g)	Force majeure or Act of God;

h)	Riots or civil commotion;

i)	Strike or lock-out of workmen; and

j)	War

Please sign below to signify your acceptance to the above terms and conditions.

Yours faithfully,
For and on behalf of	Confirmed & Accepted by:
OPS Interior Design Consultant Limited

Authorized Signature & Co. Chop	Authorized Signature & Co. Chop
Date:	Date: